SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH		45069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 26, 2012, AtriCure, Inc. (the “Company”) and Silicon Valley Bank (the “Bank”) entered into a Fourth Loan Modification Agreement (the “Loan Modification Agreement”) which sets forth certain amendments to the Company’s credit facility with the Bank.

The Loan Modification Agreement eliminates the restriction on investments by the Company in its wholly owned subsidiary, AtriCure Europe, B.V. (“AtriCure Europe”). In connection with the Loan Modification Agreement, AtriCure Europe executed certain guaranty and security documents pursuant to which AtriCure Europe guaranteed the Company’s obligations under the credit facility and pledged certain of its assets as security for the credit facility.

The foregoing description of the Loan Modification Agreement is qualified in its entirety by the full text of the Loan Modification Agreement as attached to and filed with this Form 8-K as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Fourth Loan Modification Agreement between Silicon Valley Bank and AtriCure, Inc. dated September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: September 28, 2012	By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President, Finance

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